Exhibit 99.1

NEWS RELEASE

Cardtronics Stockholders Approve

Plan To Redomicile In The U.K.

Aligns With Company’s Substantial U.K. Presence and Supports Its Global Growth Strategy

HOUSTON, June 28, 2016 — Cardtronics, Inc. (Nasdaq: CATM) (“Cardtronics”  or the “Company”), the world’s largest ATM owner/operator, announced that at a special meeting held today, stockholders approved the Company’s plan of redomicile to change its parent company’s location of incorporation from Delaware to the United Kingdom. Approximately 90 percent of Cardtronics stockholders voted at the meeting, with more than 99 percent voting in favor of the plan of redomicile, previously announced on April 27, 2016.

Steve Rathgaber, Cardtronics’ CEO, said, “We are pleased that Cardtronics stockholders have overwhelmingly voted in favor of our plan to redomicile in the United Kingdom. We plan to complete the steps necessary to effect the redomicile early in the third quarter.”

“Cardtronics carefully evaluated both potential outcomes of the Brexit vote in advance of announcing our plan to redomicile earlier this year. We believe our redomicile will better align Cardtronics’ corporate structure with our current and future business activities, including our substantial business presence in the U.K., where approximately 60 percent of our global workforce is based, and with the fastest-growing segments of Cardtronics today, which are in the U.K. and continental Europe,” Rathgaber added.

About Cardtronics (Nasdaq: CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics provides services to approximately 195,000 ATMs in North America and Europe. Whether Cardtronics is driving foot traffic for North America and Europe’s top retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

Important Additional Information Regarding the Redomicile

Cardtronics Group Limited (“Cardtronics plc”) has filed with the SEC a registration statement on Form S-4, which contains a proxy statement/prospectus in connection with the proposed redomicile, and each of Cardtronics and Cardtronics plc may be filing other relevant materials with the SEC in connection with the transaction. Cardtronics urges its stockholders — including participants in its equity based incentive plans — and investors to read carefully the proxy statement/prospectus (and any other document that Cardtronics or Cardtronics plc subsequently files with the SEC) before making any investment decision, because they contain important information about Cardtronics, Cardtronics plc and the proposed redomicile. Stockholders and investors may obtain these documents, as well as other filings containing information about Cardtronics and Cardtronics plc, for free at the SEC’s website, www.sec.gov or at Cardtronics’ website, www.cardtronics.com — under “Investor Relations.”   Stockholders may also obtain a copy of these documents free of charge by contacting Cardtronics’ Investor Relations Department in writing at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042 or by telephone at (832) 308-4975.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “project,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect

3250 Briarpark Drive, Suite 400, Houston, TX 77042 | phone 832-308-4000 | www.cardtronics.com

on Cardtronics. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Cardtronics will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s estimates for its existing operations and do not include the potential impact of any future acquisitions. Cardtronics’ forward-looking statements involve significant risks and uncertainties (some of which are beyond Cardtronics’ control) and assumptions that could cause actual results to differ materially from Cardtronics’ historical experience and present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include:  the Board of Directors may choose to postpone or abandon the redomicile at any time;  changes in U.S. or non-U.S. laws, including tax laws, that could effectively preclude Cardtronics from completing the redomicile or reduce or eliminate the benefits expected to be achieved from the redomicile; an inability to satisfy all of the conditions to closing set forth in the SEC filings; an inability to realize expected benefits from the redomicile or the occurrence of difficulties in connection with the redomicile; and costs related to the redomicile, which could be greater than expected. You are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. Forward-looking statements also are affected by the risk factors described in Cardtronics’ Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and those set forth from time-to-time in other filings with the SEC. Cardtronics undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contact Information:

Media Relations Nick Pappathopoulos Director — Public Relations 832-308-4985 npappathopoulos@cardtronics.com	Investor Relations Phillip Chin EVP Corporate Development & Investor Relations 832-308-4975 ir@cardtronics.com

Cardtronics is a registered trademark of Cardtronics, Inc.

All other trademarks are the property of their respective owners.

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